WITHDRAWAL LETTER
WITHDRAWAL OF PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL
PURSUANT TO THE OFFER BY ACTIONS SEMICONDUCTOR CO., LTD.
TO AMEND OUTSTANDING OPTIONS EXERCISABLE
FOR AMERICAN DEPOSITARY SHARES
DATED FEBRUARY 26, 2009

THE RIGHT TO WITHDRAW A LETTER OF TRANSMITTAL PURSUANT TO
THE OFFER WILL COMMENCE ON FEBRUARY 26, 2009 AND
WILL EXPIRE AT 5:00 P.M., BEIJING TIME,
ON MARCH 20, 2009 UNLESS THE OFFER IS
EXTENDED BY ACTIONS SEMICONDUCTOR CO., LTD.

If you previously elected to participate in our offer to amend your Eligible Options by delivering a Letter of Transmittal, but you would like to change your decision and withdraw your previously submitted Letter of Transmittal, you must properly complete, sign and return a Withdrawal Letter substantially in the form hereof no later than 5:00 P.M., Beijing time, on March 20, 2009 (or such later date and time to which we extend the Offer).  You must use the same method that you used to previously submit your Letter of Transmittal; either (1) sign and send the Withdrawal Letter electronically via e-mail as an attachment in Adobe PDF format to the e-mail address indicated below; or (2) sign and deliver the Withdrawal Letter in person to your local human resources manager.  This Withdrawal Letter will be effective only if it is properly signed, completed and received by us before the expiration of the Offer.  Capitalized terms used but not defined herein have the same meanings as in the Offer to Amend Outstanding Options Exercisable for American Depositary Shares, referred to as the “Offer to Amend.”

If by e-mail:	If in person:
vivian@actions-semi.com	to your local human resources manager

The Offer is made for the securities of a foreign company.  The Offer is subject to disclosure requirements of a foreign country that are different from those of the United States, but financial statements included in the document, if any, have been prepared in accordance with accounting standards generally accepted in the United States (U.S. GAAP).

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may amend its outstanding stock options to purchase its American Depository Shares otherwise than as provided in the Offer to Amend, such as in privately negotiated amendments with individual holders of such options.

*  *  *  *  *

To Actions Semiconductor Co., Ltd.:

By completing and delivering this Withdrawal Letter, I hereby withdraw my previously submitted Letter of Transmittal in connection with the offer by Actions Semiconductor Co., Ltd. (“Actions”) to amend my outstanding options exercisable for American Depositary Shares.

By execution hereof, I acknowledge and agree that:

•
I previously received a copy of the Offer to Amend Outstanding Options Exercisable for American Depositary Shares, dated February 26, 2009 (the “Offer to Amend”), and the Letter of Transmittal referred to therein (which together constitute the “Offer”).  I completed and returned the Letter of Transmittal, in which I agreed to the amendment of all of my Eligible Options pursuant to the terms of the Offer.  I now wish to withdraw my previously submitted Letter of Transmittal as indicated on the signature page to this Withdrawal Letter.  I understand that by signing and delivering this Withdrawal Letter to you, I am revoking my election with respect to your offer to amend my Eligible Options.

•
I understand that by withdrawing my previously submitted Letter of Transmittal, I must reject the Offer with respect to all of my Eligible Options.  I understand that in order to withdraw my previously submitted Letter of Transmittal with respect to the Offer, I must properly complete, sign and deliver this Withdrawal Letter so that it is received by you before 5:00 P.M., Beijing time, on March 20, 2009 (or such later date and time to which Actions extends the Offer), and that the method I use to withdraw my previously submitted Letter of Transmittal must be the same method I used previously to submit my Letter of Transmittal.

•	This Withdrawal Letter supersedes and replaces any Letter of Transmittal that I have previously delivered.

•
Neither Actions nor any other person is obligated to give notice of any defects or irregularities in this Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice.  Actions will determine all questions as to the form and validity, include time of receipt, of Withdrawal Letters.  Actions’ determination of these matters will be final and binding on all parties.

•
If I wish to re-submit a Letter of Transmittal, I acknowledge that this Withdrawal Letter may only be rescinded by properly completing and delivering a new Letter of Transmittal prior to the expiration of the Offer.

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ACTIONS SEMICONDUCTOR CO., LTD.
WITHDRAWAL LETTER
SIGNATURE PAGE

By delivery and execution hereof, I hereby withdraw my election to participate in the Offer and my previously submitted Letter of Transmittal in accordance with the terms and conditions set forth in the Withdrawal Letter and the Offer.

Please sign and date in the spaces provided below.

SIGNATURE OF OWNER
X______________________________________________________
(Signature of Holder or Authorized Signatory— must be same as Letter of Transmittal)
Date: ______________________, 2009
Print Name: _____________________________________________
Division/Title: ___________________________________________
Home Address: __________________________________________
Home Telephone No. (with area code):________________________
Work Telephone No. (with area code):________________________
Actions E-mail Address: ___________________________________
Capacity: _______________________________________________ (if applicable; must be same as Letter of Transmittal)